Exhibit 10.11

EMPLOYMENT AGREEMENT

EMPLOYMENT AGREEMENT dated as of April 15, 2018, between Liminatus Pharma, Inc. (the “Company”), a Delaware corporation, and Chris Kim (the “Employee”), an individual.

Background:

The parties hereto desire to enter into this Agreement to provide for the employment of the Employee by the Company and for certain other matters in connection with such employment, all as set forth more fully in this Agreement.

Terms:

NOW, THEREFORE, in consideration of the premises and covenants set forth herein, and intending to be legally bound hereby, the parties to this Agreement hereby agree as follows:

1.Duties. The Company agrees that the Employee shall be employed by the Company to serve as Chief Executive Officer, General Counsel and Secretary of the Company. The Employee shall report to the Board of Directors of the Company. The Employee agrees to be so employed by the Company and to devote his best efforts and substantially all of his business time to advance the interests of the Company and to perform such duties assigned to the Employee by the Board of Directors of the Company that are consistent with the Employee’s position as CEO, General Counsel and Secretary. Nothing set forth herein shall prohibit the Employee from engaging in personal investing activities or serving on the boards of directors of other entities, provided that such activities do not interfere in any material respect with the services to be provided by the Employee under this Agreement.

2.Term. The Employee’s employment under this Agreement shall commence on the date hereof and shall end when terminated in accordance with Section 4.

3.	Compensation.

(a)Salary. During the term of the Employee’s employment under this Agreement, the Employee shall be paid an annual salary at the rate of not less than $120,000 (the “Base Salary”). The Base Salary may be increased from time to time by the Board of Directors (the “Board”). The Board shall review the Base Salary at least annually at the end of each fiscal year of the Company. Unless the Board resolves otherwise, the Base Salary shall be increased by 15 % on January 1, 2020, 20% on January 1, 2022, 25% on January 1, 2024, and 30% on January 1, 2026. (the “Increased Margin”) The Increased Margin shall be paid to the Employee in cash (the “Increased Salary”). If the Employee charges the Employee’s personal use on the Company’s credit card (the “Personal Card Use”), the total amount of the Employee’s Personal Card Use and the Increased Salary shall not exceed the Increased Margin. Notwithstanding any provision to the contrary herein, if the Company becomes listed on the Nasdaq or the New York Stock Exchange, the Base Salary shall be set at USD 200,000 per year.

(b)Bonuses. At the end of each fiscal year of the Company that ends during the term of this Agreement, the Board shall consider the award of a performance bonus to the

Employee for such fiscal year in an amount of up to 100 of the Employee’s Base Salary based upon the achievement of performance objectives established annually by the Board or its Compensation Committee. Whether the performance objectives for any year have been achieved by the Employee shall be determined by the Board or its Compensation Committee. Notwithstanding the foregoing, all bonuses shall be paid within two and one-half months after the close of each year.

(c)Equity Incentive Programs. The Employee shall be eligible to participate in equity incentive programs established by the Company from time to time to provide stock options and other equity-based incentives to key employees of the Company in accordance with the terms of those programs.

(d)Fringe Benefits. The Employee shall be entitled to participate in all insurance, vacation and other fringe benefit programs of the Company to the extent and on the same terms and conditions as are accorded to other officers and key employees of the Company. The vacation benefit shall not exceed $ 10,000 each year.

(e)Reimbursement of Expenses. The Employee shall be reimbursed for all normal items of travel, entertainment and miscellaneous business expenses reasonably incurred by the Employee on behalf of the Company, provided that such expenses are documented and submitted in accordance with the reimbursement policies of the Company as in effect from time to time.

(f)Company-Sponsored Insurance and Medical Expenses The Company shall cover all costs related to the Employee's insurance, medical care, and prescription drugs, including but not limited to:

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Health Insurance: The Company shall fully pay for the Employee’s health insurance premiums, including medical, dental, and vision coverage, as well as any deductibles, co-payments, and out-of-pocket expenses incurred for covered services.

•	Prescription Drug Coverage: The Company shall cover all prescription medication expenses, including any co-payments or costs not reimbursed by the Employee’s health insurance.
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Medical Expenses: The Company shall bear all medical expenses related to the Employee’s healthcare needs, including hospitalizations, surgeries, specialist visits, diagnostic tests, OTC medications, physical therapy, and other medically necessary treatments.

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Life and Disability Insurance: The Company shall provide fully paid life insurance and short-term/long-term disability insurance for the Employee, ensuring financial protection in the event of disability or unforeseen circumstances.

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Workers’ Compensation and Occupational Health Coverage: The Company shall maintain workers’ compensation insurance and any other occupational health coverage required by law, ensuring the Employee is protected in the case of work-related injuries or illnesses.

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Additional Coverage: The Company shall reimburse or directly pay for any medical, wellness, or health-related expenses incurred by the Employee that are not otherwise covered under the provided insurance plans, subject to reasonable documentation.

•	All such benefits shall be provided at no cost to the Employee, and the Company shall not deduct any portion of the related costs from the Employee’s salary or compensation.

(g)Entire Compensation. The compensation provided for in this Agreement shall constitute full payment for the services to be rendered by the Employee to the Company hereunder.

4.	Termination.

(a)Death. The Employee’s employment hereunder shall automatically terminate effective as of the date of the Employee’s death, in which event the Company shall not have any further obligation or liability under this Agreement except that the Company shall pay to the Employee’s estate: (i) any portion of the Employee’s Base Salary for the period up to the Employee’s date of death that has been earned but remains unpaid; and (ii) any benefits that have accrued to the Employee under the terms of the employee benefit plans of the Company, which benefits shall be paid in accordance with the terms of those plans.

(b)Total Disability. The Company may terminate the employment of the Employee immediately upon written notice to the Employee in the event of the Disability (as that term is hereinafter defined) of the Employee, in which event, the Company shall not have any further obligation or liability under this Agreement except that the Company shall pay to the Employee: (i) any portion of the Employee’s Base Salary for the period up to the date of termination that has been earned but remains unpaid; and (ii) any benefits that have accrued to the Employee under the terms of the employee benefit plans of the Company, which benefits shall be paid in accordance with the terms of those plans. The term “Disability,” when used herein, shall mean an illness, incapacity or a mental or physical condition that renders the Employee unable or incompetent to carry out the job responsibilities that the Employee held or the tasks that he was assigned at the time the disability commenced, as determined by the Board and supported by the opinion of a physician. The Employee shall fully cooperate with the physician retained to furnish such opinion, including submitting to such examinations and tests as may be requested by the physician.

(c)Termination by the Company for Cause. The Company may terminate the Employee’s employment hereunder immediately upon written notice to the Employee for any of the following reasons: (i) habitual intoxication on the part of the Employee; (ii) abuse of a controlled substance by the Employee, but in the first instance of such abuse, only if the

Employee fails to seek appropriate counseling or fails to complete a prescribed counseling program to the satisfaction of the Board; (iii) conviction (or plea of nolo contendere) of a felony or any other crime involving moral turpitude; (iv) adjudication of the Employee as an incompetent; (v) a breach by the Employee of any material term of this Agreement, including the Employee’s failure to faithfully, diligently and adequately perform his duties under this Agreement, that is not corrected within ten days after written notice from the Company, which notice shall set forth the nature of the breach; (vi) violation by the Employee in any material respect of any of the Company’s rules, regulations or policies; (vii) gross insubordination by the Employee in the performance of his duties under this Agreement; (viii) the Employee engaging in any conduct, action or behavior that, in the reasonable opinion of the Board, has had a material adverse effect on the reputation of the Company or the Employee; (ix) any continued or repeated absence by the Employee from the Company, unless the absence is approved or excused by the Board or the result of the Employee’s illness, disability or incapacity (in which event the provisions of Section 4(b) shall control); or (x) misappropriation of any funds or property of the Company, theft, embezzlement or fraud. In the event that the Employee’s employment hereunder is terminated pursuant to this Section 4(c), the Company shall not have any further obligation or liability under this Agreement, except that the Company shall pay to the Employee: (A) any portion of the Employee’s Base Salary for the period up to the date of termination that has been earned but remains unpaid; and (B) any benefits that have accrued to the Employee under the terms of the employee benefit plans of the Company, which benefits shall be paid in accordance with the terms of those plans.

(d)Termination by the Employee. The Employee may terminate his employment with the Company by providing a written notice of such termination to the Company, provided that the termination date set forth therein shall not be sooner than two weeks following the Company’s receipt of such notice. In the event that the Employee’s employment hereunder is terminated pursuant to this Section 4(d), the Company shall not have any further obligation or liability under this Agreement except that the Company shall pay to the Employee: (i) any portion of the Employee’s Base Salary for the period up to the date of termination that has been earned but remains unpaid; and (ii) any benefits that have accrued to the Employee under the terms of the employee benefit plans of the Company, which benefits shall be paid in accordance with the terms of those plans.

(e)Other Termination by the Company. The Company may terminate the employment of the Employee for any reason other than one specified in Section 4(b), 4(c) or 4(d) immediately upon written notice to the Employee, in which event the Company shall pay to the Employee: (i) any portion of the Employee’s Base Salary for the period up to the date of termination that has been earned but remains unpaid; (ii) any benefits that have accrued to the Employee under the terms of any employee benefit plans of the Company, which benefits shall be paid in accordance with the terms of those plans; and (iii) subject to the execution by the Employee of a release satisfactory to the Company and the compliance by the Employee with all terms and provisions of this Agreement that survive the termination of the Employee’s employment by the Company, the Employee’s Base Salary for a period of [24 months] after the effective date of the release, payable in accordance with the Company’s regular payroll practices.

(f)Base Salary Continuation. The Base Salary continuation set forth in Section 4(e) above shall be intended either (i) to satisfy the safe harbor set forth in the regulations issued under section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) (Treas. Regs. 1.409A-1(n)(2)(ii)) or (ii) be treated as a Short-term Deferral as that term is defined under Code section 409A (Treas. Regs. 1.409A-1(b)(4)). To the extent such continuation payments exceed the applicable safe harbor amount or do not constitute a Short-term Deferral, the excess amount shall be treated as deferred compensation under Code section 409A and as such shall be payable pursuant to the following schedule: such excess amount shall be paid via standard payroll in periodic installments in accordance with the Company’s usual practice for its senior executives.

Notwithstanding any provision in this Agreement to the contrary, in the event that the Employee is a “specified employee” as defined in Section 409A, any continuation payment, continuation benefits or other amounts payable under this Agreement that would be subject to the special rule regarding payments to “specified employees” under Section 409A(a)(2)(B) of the Code shall not be paid before the expiration of a period of six months following the date of the Employee’s termination of employment or before the date of the Employee’s death, if earlier.

(g)Parachute Provisions. In the event the Company determines in good faith that any payments or benefits (whether made or provided pursuant to this Agreement or otherwise) provided to the Executive constitute “parachute payments” within the meaning of Section 280G of the Code (“Parachute Payments”) and may be subject to an excise tax imposed pursuant to Section 4999 of the Code, the Parachute Payments will be reduced to an amount determined by the Company in good faith to be the maximum amount that may be provided to the Executive without resulting in any portion of such Parachute Payments being subject to such excise tax (the amount of such reduction, the “Cutback Benefits”). The Executive shall be entitled to select which Parachute Payments (of those that are not considered to be deferred compensation under Section 409A of the Code) shall be reduced hereunder; provided that if the Executive fails to so select promptly, the Company shall select which Parachute Payments (of those that are not considered to be deferred compensation under Section 409A of the Code) will be reduced. Parachute Payments that are considered to be deferred compensation under Section 409A of the Code shall be reduced only to the extent that the complete reduction of the Parachute Payments in the preceding sentence is insufficient to eliminate the imposition of the excise tax imposed under Section 4999 of the Code. Notwithstanding the foregoing, the Company shall use reasonable efforts to obtain the approval of the Cutback Benefits by the Company’s stockholders in the manner contemplated by Q&A 7 of Treas. Reg. Section 1.280G, it being understood and agreed that the Company does not guarantee that such approval will be obtained. If, and only if, the Company determines that such approval is obtained, the Executive shall be entitled to receive the Cutback Benefits without regard to the first sentence of this Section 4(g).

(h)Deductions. Employee agrees that the Company shall be entitled to withhold from any and all payments required to be made to Employee pursuant to this Agreement all federal, state, local and/or other taxes which it determines are required to be withheld in accordance with applicable statutes and/or regulations from time to time in effect.

5.	Non-Disclosure and Non-Competition.

(a)Non-Disclosure. The Employee acknowledges that in the course of performing services for the Company, the Employee will obtain knowledge of the Company’s business plans, products, processes, software, know-how, trade secrets, formulas, methods, models, prototypes, discoveries, inventions, improvements, disclosures, names and positions of employees and/or other proprietary and/or confidential information (collectively the “Confidential Information”). The Employee agrees to keep the Confidential Information secret and confidential and not to publish, disclose or divulge to any other party, and the Employee agrees not to use any of the Confidential Information for the Employee’s own benefit or to the detriment of the Company without the prior written consent of the Company, whether or not such Confidential Information was discovered or developed by the Employee. The Employee also agrees not to divulge, publish or use any proprietary and/or confidential information of others that the Company is obligated to maintain in confidence.

(b)Notice Concerning Immunity from Liability for Confidential Disclosure of a Trade Secret to the Government or in a Court Filing. The Defend Trade Secrets Act of 2016 provides that:

(i)An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret under the Act that: (A) is made – (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

(ii)An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual: (A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order.

Nothing herein, however, shall be construed as a waiver of any rights under the Defend Trade Secrets Act of 2016.

(c)Non-Competition. The Employee agrees that, during his employment by the Company hereunder and for an additional period of [12 months] after the termination of the Employee’s employment hereunder, neither the Employee nor any corporation or other entity in which the Employee may be interested as a partner, trustee, director, officer, employee, agent, shareholder, lender of money or guarantor, or for which the Employee performs services in any capacity (including as a consultant or independent contractor) shall at any time during such period be engaged, directly or indirectly, in any Competitive Business (as that term is hereinafter defined). For purposes of this Section 5(c) the term “Competitive Business” shall mean any firm or business organization that competes with the Company in the development and/or commercialization of [CAR T products] or any other technology, product or service being developed, manufactured, marketed, distributed, offered, sold or planned in writing by the Company at the time of termination of Employee’s employment with the Company. The foregoing prohibition shall not prevent any employment or engagement of the Employee, after termination of employment with the Company, by any company or business organization not substantially engaged in a Competitive Business as long as the activities of any such employment or engagement, in any capacity, do not involve work on matters related to any product or service being developed, manufactured, marketed, distributed or planned in writing by the Company at the time of termination of Employee’s employment with the Company. The Employee’s ownership of no more than 5% of the outstanding voting stock of a publicly traded company shall not constitute a violation of this Section 5(c).

(d)Non-Solicitation. The Employee agrees that, during his employment by the Company hereunder and for an additional period of [12 months] after the termination of the Employee’s employment hereunder, neither the Employee nor any corporation or other entity in which the Employee may be interested as a partner, trustee, director, officer, employee, agent, shareholder, lender of money or guarantor, or for which he performs services in any capacity (including as a consultant or independent contractor) shall at any time during such period (i) solicit, encourage or entice any client, customer, vendor, licensee, licensor, consultant or supplier of or to the Company to cease to do business with, or to reduce or modify the business such person or entity has done with or intends to do with, or to end, reduce or modify any relationship or proposed relationship of such person or entity with, the Company, (ii) interfere with, disrupt or attempt to disrupt or otherwise jeopardize any relationship of the Company with any client, customer, vendor, licensee, licensor, consultant or supplier or any other person or entity with whom the Company has a business relationship, or (iii) encourage, entice or induce any person who at the time of Employee’s termination of employment or at any time during the 18-month period immediately preceding such termination is or was an employee of, or a consultant to, the Company to leave the employ of, or to terminate any such consulting arrangement with, the Company, or, with respect to any such employee or consultant who is then an employee of or consultant to the Company, to become an employee of, or consultant to, any other person or entity, or employ or retain any such person.

(e)Non-Disparagement. The Employee agrees that, during his employment by the Company hereunder and at all times thereafter, the Employee shall not disparage, criticize or make statements which may be perceived as negative, detrimental or injurious to the Company, or any of the management, owners, business, policies or practices of the Company.

6.	Inventions and Discoveries.

(a)Disclosure. The Employee shall promptly and fully disclose to the Company, with all necessary detail, all developments, know-how, discoveries, inventions, improvements, concepts, ideas, formulae, processes and methods (whether copyrightable, patentable or otherwise) made, received, conceived, acquired or written by the Employee (whether or not at the request or upon the suggestion of the Company, solely or jointly with others), during the period of his employment with the Company that (i) result from, arise out of, or relate to any work, assignment or task performed by the Employee on behalf of the Company, whether undertaken voluntarily or assigned to the Employee within the scope of his responsibilities to the Company, (ii) were developed using the Company’s facilities or other resources or in Company time, (iii) result from the Employee’s use or knowledge of the Company’s Confidential Information, or (iv) relate to the Company’s business or any of the products or services being developed, manufactured or sold by the Company or that may be used in relation therewith (collectively referred to as “Inventions”). The Employee hereby acknowledges that all original works of authorship that are made by the Employee (solely or jointly with others) within the above terms and that are protectable by copyright are “works made for hire,” as that term is defined in the United States Copyright Act. The Employee understands and hereby agrees that the decision whether or not to commercialize or market any Invention developed by the Employee solely or jointly with others is within the Company’s sole discretion and for the Company’s sole benefit and that no royalty shall be due to the Employee as a result of the Company’s efforts to commercialize or market any such Invention.

(b)Assignment and Transfer. The Employee agrees to assign and transfer to the Company all of the Employee’s right, title and interest in and to the Inventions, and the Employee further agrees to deliver to the Company any and all drawings, notes, specifications and data relating to the Inventions, and to sign, acknowledge and deliver all such further papers, including applications for and assignments of copyrights and patents, and all renewals thereof, as may be necessary to obtain copyrights and patents for any Inventions in any and all countries and to vest title thereto in the Company and its successors and assigns and to otherwise protect the Company’s interests therein. The Employee shall not charge the Company for time spent in complying with these obligations. If the Company is unable because of the Employee’s mental or physical incapacity or for any other reason to secure the Employee’s signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering Inventions or original works of authorship assigned to the Company as above, then the Employee hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as the Employee’s agent and attorney in fact, to act for and in the Employee’s behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations thereon with the same legal force and effect as if executed by the Employee.

(c)Records. The Employee agrees that in connection with any research, development or other services performed for the Company, the Employee will maintain careful, adequate and contemporaneous written records of all Inventions, which records shall be the property of the Company.

7.Company Documentation. The Employee shall hold for the benefit of the Company all documentation, disks, programs, data, records, drawings, manuals, reports, sketches, blueprints, letters, notes, notebooks and all other writings, electronic data, graphics and tangible information and materials of a secret, confidential or proprietary information nature relating to the Company or the Company’s business that are in the possession or under the control of the Employee.

8.Injunctive Relief. The Employee acknowledges that his compliance with the agreements in Sections 5, 6 and 7 is necessary to protect the good will and other proprietary interests of the Company and that he is one of the principal executives of the Company and conversant with its affairs, its trade secrets and other proprietary information. The Employee acknowledges that a breach of any of his agreements in Sections 5, 6 and 7 will result in irreparable and continuing damage to the Company for which there will be no adequate remedy at law; and the Employee agrees that in the event of any breach of the aforesaid agreements, the

Company and its successors and assigns shall be entitled to injunctive relief and to such other and further relief as may be proper.

9.Supersedes Other Agreements. This Agreement supersedes and is in lieu of any and all other employment arrangements between the Employee and the Company, but shall not supersede any existing confidentiality, nondisclosure, invention assignment or non-compete agreement between the Employee and the Company.

10.Amendments. Any amendment to this Agreement shall be made in writing and signed by the parties hereto.

11.Enforceability. If any provision of this Agreement shall be invalid or unenforceable, in whole or in part, then such provision shall be deemed to be modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excised from this Agreement, as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law as if such provision had been originally incorporated herein as so modified or restricted or as if such provision had not been originally incorporated herein, as the case may be.

12.Construction. This Agreement shall be construed and interpreted in accordance with the internal laws of the Commonwealth of Pennsylvania.

13.	Assignment.

(a)By the Company. The rights and obligations of the Company under this Agreement shall inure to the benefit of, and shall be binding upon, the successors and assigns of the Company. This Agreement may be assigned by the Company without the consent of the Employee.

(b)By the Employee. This Agreement and the obligations created hereunder may not be assigned by the Employee, but all rights of the Employee hereunder shall inure to the benefit of and be enforceable by his heirs, devisees, legatees, executors, administrators and personal representatives.

14.Notices. All notices required or permitted to be given hereunder shall be in writing and shall be deemed to have been given when mailed by certified mail, return receipt requested, or delivered by a national overnight delivery service addressed to the intended recipient as follows:

If to the Company:

Liminatus Pharma, LLC.

[                                                     ]

[                                                     ]

Attention: [                                    ]

If to the Employee:

[                                                    ]

[                                                    ]

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Any party may from time to time change its address for the purpose of notices to that party by a similar notice specifying a new address, but no such change shall be deemed to have been given until it is actually received by the party sought to be charged with its contents.

15.Waivers. No claim or right arising out of a breach or default under this Agreement shall be discharged in whole or in part by a waiver of that claim or right unless the waiver is supported by consideration and is in writing and executed by the aggrieved party hereto or his or its duly authorized agent. A waiver by any party hereto of a breach or default by the other party hereto of any provision of this Agreement shall not be deemed a waiver of future compliance therewith, and such provisions shall remain in full force and effect.

16.Section 409A. It is intended that this Agreement be drafted and administered in compliance with section 409A of the Code, including, but not limited to, any future amendments to Code section 409A, and any other Internal Revenue Service or other governmental rulings or interpretations (together, “Section 409A”) issued pursuant to Section 409A so as not to subject the Employee to payment of interest or any additional tax under Code section 409A. The parties intend for any payments under this Agreement to either satisfy the requirements of Section 409A or to be exempt from the application of Section 409A, and this Agreement shall be construed and interpreted accordingly. In furtherance thereof, if payment or provision of any amount or benefit hereunder that is subject to Section 409A at the time specified herein would subject such amount or benefit to any additional tax under Section 409A, the payment or provision of such amount or benefit shall be postponed to the earliest commencement date on which the payment or provision of such amount or benefit could be made without incurring such additional tax. In addition, to the extent that any Internal Revenue Service guidance issued under Section 409A would result in the Employee being subject to the payment of interest or any additional tax under Section 409A, the parties agree, to the extent reasonably possible, to amend this Agreement in order to avoid the imposition of any such interest or additional tax under Section 409A, which amendment shall have the minimum economic effect necessary and be reasonably determined in good faith by the Company and the Employee.

17.Survival of Covenants. The provisions of Sections 5, 6, 7 and 8 shall survive the termination of this Agreement. Furthermore, any other provision of this Agreement that, by its terms, is intended to continue beyond the termination of the Employee’s employment shall continue in effect thereafter.

18.Counterparts; Signatures. This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All counterparts shall be construed together and shall constitute one agreement. This Agreement and any amendments hereto, to the extent signed and delivered by means of a facsimile machine or electronic transmission, shall be treated in all manner and respects as an original Agreement and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

(Signature page follows.)

IN WITNESS WHEREOF, this Agreement has been executed by the parties as of the date first above written.

COMPANY:

Liminatus Pharma, LLC

By:	/s/ Chris Kim

Title:	CEO

EMPLOYEE:

/s/ Chris Kim
CHRIS KIM, DIRECTOR AND CO-CEO